Exhibit 10.2

AMENDMENT NO.1 TO

HOLDBACK ESCROW AGREEMENT

This AMENDMENT NO.1 TO HOLDBACK ESCROW AGREEMENT (this “Amendment”) dated as of May 20, 2011 (the “Effective Date”) is entered into by and among China Growth Corporation, a Cayman Island corporation (the “Company”), Anslow & Jaclin, LLP (the “Escrow Agent”) and Access America Investments, LLC hereto (the “Investor Representative”).

Recitals

WHEREAS, the Company, the Escrow Agent and the Investor Representative are parties to that certain Holdback Escrow Agreement dated as of December 15, 2010 (the “Original Agreement”);

WHEREAS, Section 4.2 of the Original Agreement provides that, to secure the hiring of a Qualified CFO, the Company has agreed that $1,500,000 of the proceeds of the Offering (the “Escrow Amount”) be held in the Escrow Account until a Qualified CFO has been appointed whereupon the Investor Representative shall execute and deliver to the Escrow Agent written instructions to release the Chief Financial Officer Holdback to the Company;

WHEREAS, notwithstanding Section 4.2 of the Original Agreement, in recognition of the Company’s efforts in seeking a Qualified CFO and the Company’s employment of a financial advisor, the Investor Representative desires to authorize the release of $750,000 of the Chief Financial Officer Holdback to the Company;

WHEREAS, on the date hereof, the Company and the Lead Investor (as defined in the Subscription Agreement) have entered into that certain Amendment No. 1 to Subscription Agreement; and

WHEREAS, an amendment of the Original Agreement requires the approval of the Company, the Escrow Agent, and the Investor Representative.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1. Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement.

Section 2. Amendment to Original Agreement.  Section 4.2 of the Original Agreement is hereby amended and restated in its entirety as follows:

“4.2           Pursuant to Section 5.5 of the Subscription Agreement, during the Nomination Period, the Company shall employ an English-speaking Chief Financial Officer who shall have experience with financial reporting companies under the Sarbanes-Oxley Act of 2002 and other federal or state securities laws and shall also meet the approval, which shall not be unreasonably withheld, and requirements of the Investor Representative (a “Qualified CFO”). To secure the hiring of a Qualified CFO, the Chief Financial Officer Holdback shall be held in the Escrow Account until a Qualified CFO has been appointed.  Notwithstanding the foregoing, the Investor Representative may in its sole discretion authorize the Escrow Agent in writing (a “Good Faith Disbursement Notice”) to disburse a portion of the Chief Financial Officer Holdback, such portion not to exceed $750,000 in the aggregate, to the Company (a “Good Faith Disbursement”).  Any portion of the Chief Financial Officer Holdback not disbursed pursuant to a Good Faith Disbursement shall continue to be held in the Escrow Account in accordance with the terms of this Agreement.  Upon the Company’s appointment of a Qualified CFO, the Investor Representative shall execute and deliver to the Escrow Agent written instructions (a “Qualified CFO Disbursement Notice”) to disburse the Chief Financial Officer Holdback, less any amounts previously disbursed pursuant to a Good Faith Disbursement, to the Company.  No later than one (1) Business Day following the receipt of a Good Faith Disbursement Notice or Qualified CFO Disbursement Notice, as applicable, with wire instructions attached thereto, the Escrow Agent shall disburse the applicable amount in accordance with such notice and wire instructions.”

Section 3. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Original Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Amendment and  (ii) all references in the other Transaction Documents, to “the Holdback Escrow Agreement”, “the Holdback Escrow Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Amendment.  Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Company, the Escrow Agent and the Investor Representative have caused this Amendment to be duly executed as of the date first written above.

Company:

CHINA GROWTH CORPORATION

By:	/s/ Mingzhuo Tan
Name: Mingzhuo Tan
Title: President and Chief Executive Officer

Escrow Agent:

ANSLOW & JACLIN, LLP

By:	/s/ Richard I. Anslow
Name: Richard I. Anslow
Title: Managing Partner

Investor Representative:

ACCESS AMERICA INVESTMENTS, LLC

By:	/s/ Christopher Efird
Name: Christopher Efird
Title: President